                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            HOUSE OF FABRICS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                             HOUSE OF FABRICS, INC.
                             13400 RIVERSIDE DRIVE
LOGO                  SHERMAN OAKS, CALIFORNIA 91423-2598

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 1995

                               ----------------

TO THE STOCKHOLDERS OF HOUSE OF FABRICS, INC.

  The Annual Meeting of Stockholders of HOUSE OF FABRICS, INC. (the "Company") will be held on June 28, 1995 at 10:30 A.M., Pacific Daylight Time, at the Sportsmen's Lodge, Starlight Room,12833 Ventura Boulevard, Studio City, California for the purpose of:

    1. Electing two directors for three-year terms ending in 1998.

    2. Ratifying the appointment of Deloitte & Touche as the Company's independent auditors.

    3. Transacting such other business as may properly come before the meeting or any adjournments thereof.

  Pursuant to the By-Laws, the Board of Directors has fixed the close of business on May 1, 1995 as the time and date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding the transfer of any stock on the books of the Company thereafter.

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          MARVIN S. MALTZMAN
                                          Secretary

Sherman Oaks, California
May 16, 1995.

                             HOUSE OF FABRICS, INC.
                             13400 RIVERSIDE DRIVE
                      SHERMAN OAKS, CALIFORNIA 91423-2598

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 28, 1995

                               ----------------

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use only at the Annual Meeting of Stockholders to be held on June 28, 1995 and at any and all adjournments thereof. The shares represented by the proxies received will be voted at the meeting in accordance with the directions contained in the proxies. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation of the proxy or another proxy bearing a later date, or if, personally present at the meeting, by electing to vote in person.

  The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may, without additional compensation (except for customary overtime pay, when applicable), solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of its stock. If the Board of Directors determines it is advisable it may employ the services of individuals or companies for solicitation of proxies.

                                 VOTING RIGHTS

  All voting rights are vested exclusively in the holders of the common stock of the Company. Stockholders of record at the close of business on May 1, 1995 are eligible to vote on all matters presented to the meeting and are entitled to one vote (except as set forth under "Election of Directors") for each share of stock held of record on the record date. As of May 1, 1995 there were 13,697,107 shares of common stock outstanding. A majority of the outstanding shares constitutes a quorum for the transaction of business at the meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth the number of common shares beneficially owned on January 31, 1995 by (i) owners of more than five percent of outstanding common stock, based solely on schedules 13G filed by such beneficial owners with the Securities and Exchange Commission; (ii) each Director or Nominee for Director, (iii) each of the Executive Officers named in the Summary Compensation Table at page 5; and(iv) all Directors, Nominees and Executive Officers as a group. All individuals listed in the table have sole voting and investment power over the shares reported as owned, except as otherwise stated.

                                              SHARES        OPTION
                                           BENEFICIALLY     SHARES    PERCENTAGE
                                              OWNED,      EXERCISABLE     OF
                                            EXCLUDING       WITHIN    OUTSTANDING
                  NAME                       OPTIONS        60 DAYS     SHARES
                  ----                     ------------   ----------- -----------
FMR Corp. ...............................   1,000,000          -0-        7.3%
  82 Devonshire Street
  Boston, Massachusetts 02109
Donald R. Ardemagni......................       6,000       71,666         (1)
Gary L. Larkins..........................      25,340          -0-         (1)
Marvin S. Maltzman.......................       3,250          -0-         (1)
Doyle W. Parker..........................       4,787          -0-         (1)
William W. Pennell.......................         -0-          -0-         (1)
Phillip G. Samovar.......................      10,000        2,500         (1)
Barney Sofro.............................     766,308(2)       -0-        5.6%
All Directors, Nominees and Executive Of-
 ficers as a Group (17)..................     824,247       78,166        6.6%

- --------
(1) Less than 1%.
(2) Includes 28,441 shares held of record by Barney Sofro's wife, Victoria Ann Sofro, and 177,829 shares held by Barney Sofro as custodian for his three children under the California Uniform Gifts to Minors Act.

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation and By-Laws provide that there are ten (10) authorized directors divided into three classes. Two directors are to be elected at this meeting to serve for a three-year term expiring at the Company's annual meeting in 1998 or until a successor is duly elected and qualified. Proxies may not be voted for more than the two nominees. There currently are five vacancies on the Board of Directors. The Board of Directors does not intend to fill any vacancies at this time but may consider filling vacancies in the future. The election will be conducted under cumulative voting procedures. Accordingly, each stockholder will be entitled to cast a vote for each share of stock entitled to vote as of the record date, and such vote may be cast for a single nominee or, distributed among any or all of the nominees as such stockholder chooses. All proxies will be voted for the election of the nominees listed below in the discretion of the proxy if no direction to the contrary is given. In the event a nominee is unable or declines to serve, the proxies may be voted for the election of a substitute nominee. The Company knows of no reason to anticipate that any nominee will decline or refuse to serve.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" MARVIN S. MALTZMAN AND BARNEY SOFRO AS DIRECTORS TO HOLD OFFICE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

NOMINEES FOR ELECTION AT THE 1995 ANNUAL MEETING

                  CLASS I DIRECTORS WITH TERM EXPIRING IN 1998

Marvin S. Maltzman (58) has been the Senior Vice President--Administration,
 Secretary and General Counsel since 1993. From 1982 to 1993 he was Vice President, Secretary and General Counsel. He has been a Director since 1991.

Barney Sofro (53) has been the Chairman of the Board since 1986. He has been a Director since 1970.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE SUBSEQUENT TO THE 1995 ANNUAL MEETING

                 CLASS II DIRECTORS WITH TERM EXPIRING IN 1996

Gary L. Larkins (52) has been the President and Chief Executive Officer since
 1986. He has been a Director since 1978.

Phillip G. Samovar (52) is an attorney engaged in the private practice of law.
 He has been a Director since 1992.

                 CLASS III DIRECTOR WITH TERM EXPIRING IN 1997

William W. Pennell (65) is retired from The Seidler Companies (a regional investment banking firm) as its Managing Director. He also serves on the Board of Directors of Davis Wire Corp. & Dolco Packaging Corp. He has been a Director since November 2, 1994.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended January 31, 1995, the Board of Directors held fourteen meetings and acted by written consent on four occasions. All of the directors attended at least 75% of the aggregate number of Board and Board Committee meetings on which they served.

  The Company has an Executive Committee currently composed of Barney Sofro, Chair, and Gary L. Larkins. Between meetings of the Board of Directors, the Executive Committee has all powers which may be delegated to it under Delaware law. Actions taken by the Executive Committee are subsequently presented for ratification at the next meeting of the full Board of Directors. The Executive Committee acted five times in fiscal 1995 by written consent.

  The Company's Audit Committee is currently composed of William W. Pennell, Chair, and Phillip G. Samovar. The primary function of the committee is to recommend to the Board of Directors the firm of independent public accountants to be selected as auditors for the year and to consult with the accountants regarding the scope of their engagement, the audit report and management letter issued upon the completion of their examination and the adequacy of the Company's internal accounting controls. The committee also provides an independent forum for open and candid discussions concerning the Company's financial statements and related disclosures and the adoption and review of accounting policies and procedures. While the committee is concerned with the accuracy and completeness of the Company's financial statements and matters relating thereto, the committee's role is not designed to provide stockholders or others with any special assurances with regard thereto, nor involve the review (in any sense of professional evaluation) of the quality of the Company's independent audit. It is believed that the committee's activities serve a useful function in providing ongoing oversight on behalf of the Board of Directors, but they in no way alter the traditional roles and responsibilities of the Company's management and independent public accountants with respect to the accounting and control functions and the financial statements presentation. The Audit Committee met three times in fiscal 1995.

  The Company's Compensation Committee is currently composed of Phillip G. Samovar, Chair, and William W. Pennell. The committee is primarily responsible for the review and recommendation of officers' salaries, bonuses and other forms of compensation and for the periodic review and evaluation of new and existing forms of employee benefit programs. The members also serve as the Stock Option Committee of the Compensation Committee and are responsible for the administration of the Stock Option Plan and to make recommendations to the Board of Directors regarding stock option awards. The Compensation Committee and the Stock Option Committee met twice in fiscal 1995.

  The Company does not have a Nominating Committee.

  Directors who are not employees of the Company are compensated for their services. Each such director received an annual fee of $7,800, plus $2,500 for each committee chair held, and a meeting fee of $800 for each board or committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for their services as a director. During fiscal year ended January 31, 1995, Mr. Samovar received $14,833 for his services as a member of the Company's real estate review and evaluation committee.

                             EXECUTIVE COMPENSATION

  The information in the Summary Compensation Table sets forth the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                     COMPENSATION
                             ANNUAL COMPENSATION                        AWARDS
                         ---------------------------                 -------------
                           FISCAL                          OTHER
                            YEAR                           ANNUAL     SECURITIES
NAME AND PRINCIPAL         ENDED                        COMPENSATION  UNDERLYING
POSITION                 JANUARY 31  SALARY   BONUS      (3)(4)(5)   STOCK OPTIONS
- ------------------       ---------- -------- -------    ------------ -------------
Gary L. Larkins             1995    $224,254 $18,600(1)   $38,891       271,000
President and               1994    $229,525 $   -0-      $70,009           -0-
Chief Executive Officer     1993    $230,004 $32,257(2)   $62,210           -0-
Barney Sofro                1995    $136,504     -0-      $23,127       187,850
Chairman of the Board       1994    $139,234     -0-      $49,549           -0-
                            1993    $140,004 $32,257(2)   $42,449           -0-
Donald R. Ardemagni(6)      1995    $128,593     -0-      $19,551           -0-
Executive Vice Presi-
 dent--Buying               1994    $125,248 $   -0-      $42,469         3,500
                            1993    $125,508 $24,193(2)   $37,537           -0-
Marvin S. Maltzman          1995    $114,124 $17,400(1)   $14,990        73,523
Senior Vice President--
 Administration,            1994    $113,261 $   -0-      $24,415           -0-
Secretary and General
 Counsel                    1993    $113,496 $ 9,677(2)   $21,717           -0-
Doyle W. Parker             1995    $113,130 $39,600(1)   $ 4,360        85,000
Executive Vice Presi-
 dent--Buying and           1994    $ 98,097 $20,000(2)       -0-           -0-
Merchandising               1993(7)

- --------
(1) The Board of Directors adopted a Special Bonus Plan ("Plan") effective this last fiscal year. The Plan is designed to help retain executive officers and key employees ("Employees") of the Company during the period of the Chapter 11 bankruptcy restructuring. This Plan is designed to offer Employees the incentive and reward required to maintain their support, enthusiasm and loyalty through the restructuring process. In the event new employees are hired they may also be included in the Plan upon recommendation of the President of the Company. The Plan provides for the payment of the bonus in three stages. The first payment was made upon adoption of the Plan with each participant receiving 20% of the total amount designated. The second payment of 20% will be made upon the Company's having secured approval from the Bankruptcy Court to present a Plan of Reorganization for approval. The final payment, 60%, due under the Plan shall be made upon confirmation of the Plan of Reorganization. All amounts paid shall be deemed to be fully earned provided the Employee remains in the employ of the Company for at least ninety (90) days following the second payment date, and one-hundred and eighty (180) days following the last payment date. The payments shall be deemed earned prorata for each day worked by the Employee during the ninety (90) and one-hundred and eighty (180) day periods.

(2) Bonuses are accrued during a fiscal year but paid in the next fiscal year.

(3) The aggregate value of the perquisites and other personal benefits received by each named executive is not reflected because the amount was below the reporting threshold.

(4) The Company adopted a Qualified Profit Sharing Plan (the "Qualified Plan") in 1970 which is designed to encourage long range savings, to meet financial emergencies and retirement needs. The Qualified Plan covers full-time employees twenty-one years of age who have been employed by the Company for at least twelve months. An employee may contribute up to a maximum of 16% of monthly earnings. The Company, subject to its profitability, will match 1% for each year of employment up to a maximum of 6%. The Company also makes an excess contribution of 5.7% of the amount by which each participant's annual compensation exceeds the maximum taxable wage base of the Social Security Act. In 1990, the Company adopted a Non-Qualified Profit Sharing Plan (the "Non Qualified Plan") for all highly compensated officers and employees ("HCG") of the Company. The HCG is no longer eligible to participate in the Qualified Plan. The Non-Qualified Plan has the same basic terms and conditions as the Qualified Plan, except that participation in the Non-Qualified Plan is limited to the HCG. The Non-Qualified Plan is designed to offer the HCG the same benefits as afforded under the Qualified Plan. The amounts in this column include: (a) the Company's matching contributions to the Non-Qualified Plan as follows:
    Gary L. Larkins--$22,480; Barney Sofro--$13,541; Donald R. Ardemagni-- $11,302; Marvin S. Maltzman--$8,665; and Doyle W. Parker--$2,520 and (b) an amount for income tax reimbursement which results from Company contributions made to each employee's account for the calendar year ended January 31, 1995. The amounts paid were Gary L. Larkins--$16,413; Barney Sofro-- $9,887; Donald R. Ardemagni--$8,252; Marvin S. Maltzman--$6,336; and Doyle W. Parker, $1,840.

(5) Profit sharing matching contributions are earned in the prior year but paid in the following year. Thus, there were no company matching contributions earned for the fiscal year ended January 31, 1995.

(6) Mr. Ardemagni has been on a medical leave of absence since December 17, 1994.


(7) Mr. Parker was not employed by the Company during 1993 and resigned from the Company on April 30, 1995.

  The following information is furnished for the fiscal year ended January 31, 1995 with respect to the Chief Executive Officer and the four most highly compensated executive officers and a grant to a newly appointed director.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                      PERCENTAGE                         POTENTIAL REALIZABLE
                         NUMBER OF     OF TOTAL                            VALUE AT ASSUMED
                         SECURITIES OPTIONS GRANTED                       STOCK APPRECIATION
                         UNDERLYING  TO EMPLOYEES   EXERCISE              FOR OPTION TERM(3)
                          OPTIONS      IN FISCAL      PRICE   EXPIRATION ---------------------
                         GRANTED(2)      YEAR       ($/SHARE)    DATE      5%($)     10%($)
                         ---------- --------------- --------- ---------- --------- -----------
Gary L. Larkins.........  271,000         27.2%       $2.00    09/27/03    882,861   1,405,808
Barney Sofro............  187,850         18.8%       $2.00    09/27/03    611,976     974,469
Donald R. Ardemagni.....        0          0.0%       $0.00                      0           0
Marvin S. Maltzman......   73,525          7.4%       $2.00    09/27/03    239,529     381,410
Doyle W. Parker.........   85,000          8.5%       $2.00    09/27/03    276,912     440,936
William W. Pennell(4)...    2,500        100.0%       $1.88    11/01/03      7,635      12,158

- --------
(1) The option grants in the last fiscal year resulted from the cancellation and reissuance of new options. The cancelled options are described in the Option Repricing Schedule on page 8 of this Proxy.

(2) Options were granted for a term of ten years at 100% of fair market value on the date of grant. The options vest over a three year period so that one-third of the grant is vested at the end of year one, two-thirds at the end of year two, and 100% of the options are fully vested at the end of year three.

(3) "Potential realizable value" is disclosed in response to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted by stockholders as representations or projections of the future value of the Company's stock or of the stock price.

(4) Mr. Pennell's options were granted under the Non-Employee Directors' Stock Option Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                          SHARES             SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                         ACQUIRED             UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            ON     VALUE    AS OF JANUARY 31, 1995    AS OF JANUARY 31, 1995
          NAME           EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           -------- -------- ------------------------- -------------------------
Gary L. Larkins.........   -0-      -0-           -0-/271,000                 -0-/-0-
Barney Sofro............   -0-      -0-           -0-/187,500                 -0-/-0-
Donald R. Ardemagni.....   -0-      -0-          70,499/2,333                 -0-/-0-
Marvin S. Maltzman......   -0-      -0-            -0-/73,525                 -0-/-0-
Doyle W. Parker.........   -0-      -0-            -0-/85,000                 -0-/-0-

OPTION REPRICING

  The following table sets forth certain information with respect to repricing of options through the fiscal year ended January 31, 1995, for all executive officers of the Company who elected to have their options repriced, including those listed in the Summary Compensation Table.

                                   NUMBER OF
                                  SECURITIES  MARKET PRICE
                                  UNDERLYING  OF STOCK AT   EXERCISE PRICE
                                    OPTIONS     TIME OF       AT TIME OF       NEW      LENGTH OF ORIGINAL OPTION
                                  REPRICED OR REPRICING OR   REPRICING OR    EXERCISE   TERM REMAINING AT DATE OF
                           DATE   AMENDED(#)  AMENDMENT($)   AMENDMENT($)    PRICE($)     REPRICING OR AMENDMENT
                         -------- ----------- ------------ ----------------- -------- ------------------------------
Gary L. Larkins......... 09/28/94   271,000      $2.00     $5.00 to $18.3125  $2.00    1 yr. 7 mos. to 9 yrs. 8 mos.
 President and CEO
Barney Sofro............ 09/28/94   221,000      $2.00     $5.00 to $18.3125  $2.00    1 yr. 7 mos. to 9 yrs. 8 mos.
 Chairman of the Board
Marvin S. Maltzman...... 09/28/94    86,500      $2.00     $5.00 to $18.3125  $2.00    1 yr. 7 mos. to 9 yrs. 8 mos.
 Senior Vice President--
 Administration,
  Secretary
 and General Counsel
Doyle W. Parker......... 09/28/94    49,500      $2.00        $5.00 to 11.00  $2.00   8 yrs. 6 mos. to 9 yrs. 8 mos.
 Executive Vice
  President--
 Buying and
  Merchandising
L. Jay Bowen............ 09/28/94    28,000      $2.00      $5.00 to 18.3125  $2.00   5 yrs. 3 mos. to 9 yrs. 8 mos.
 Vice President--
 Merchandise Support
Michael Brown........... 09/28/94     6,000      $2.00       $5.00 to $10.75  $2.00   8 yrs. 8 mos. to 9 yrs. 8 mos.
 Senior Vice President--
 Store Operations
Mary Deaver              09/28/94     7,000      $2.00       $5.00 to $10.75  $2.00   8 yrs. 8 mos. to 9 yrs. 8 mos.
 Vice President--
 Home Merchandise
Norman L. Salvesen       09/28/94     5,000      $2.00                $3.375  $2.00                    9 yrs. 9 mos.
 Vice President-
 Controller
Richard H. Shelton III   09/28/94    26,502      $2.00     $5.00 to $10.3125  $2.00   5 yrs. 3 mos. to 9 yrs. 8 mos.
 Senior Vice President--
 Warehousing and
 Distribution
James C. Webb            09/28/94    42,500      $2.00     $5.00 to $18.3125  $2.00   5 yrs. 3 mos. to 9 yrs. 8 mos.
 Senior Vice President--
 Real Estate
Rita M. West             09/28/94    10,167      $2.00       $5.00 to $10.75  $2.00   5 yrs. 3 mos. to 9 yrs. 8 mos.
 Vice President--
 Fashion Merchandising

                             CORPORATE LOAN PROGRAM

  The Board of Directors adopted the 1990 Corporate Loan Program, which is designed to permit officers of the Company to borrow funds in order to assist them in the purchase of Company stock through the exercise of their stock options, and to permit emergency loans for employees of the Company. The program is administered by a committee composed of the Chairman of the Board, President and General Counsel. No loans may be approved unless the committee is assured that there is adequate security to guarantee repayment of the loan in the form of either the stock purchased by the employee, a pledge of the employee's salary, bonus or any vested profit sharing interest. Interest to be charged on such loans is at the average applicable Federal interest rate published by the Internal Revenue Service (the "Federal Rate"), which interest, at the option of the borrower, may be paid quarterly or allowed to accrue into the principal amount of the loan. There are currently no outstanding loans to any officers.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee ("Committee") is appointed by the Board of Directors and currently consists of the Company's two outside directors, Phillip G. Samovar, Chair, and William W. Pennell. Phillip G. Samovar, was formerly a Director, Vice President, Secretary and Corporate Counsel of the Company. He resigned from that position in 1979 and currently is an attorney engaged in private practice. Prior to November 2, 1994, the Compensation Committee consisted of Daniel Greenberg, Chair, and Phillip G. Samovar.

  The Committee annually reviews the compensation of all corporate officers, including the Chief Executive Officer and makes recommendations to the Board of Directors based upon the criteria which follows.

  The Company's overall compensation philosophy has the objective of (1) competitiveness, (2) reasonableness, (3) performance, and (4) consistency and equity. The Committee also believes that the Company's bonus program should incorporate a philosophy that a substantial portion of the total annual compensation be "at risk" through short term incentives relating to measured financial performance and individual incentive during the fiscal year.

  The Committee also believes that compensation programs should reflect the principles of long term value for shareholders, achievement of significant short term and long term strategic goals for the Company, and significant individual achievement.

  At House of Fabrics, for many years officers' compensation has been directly linked to performance through a base salary and a bonus percentage based upon the financial performance of the Company. The bonus portion of officers' compensation, when the Company has achieved increased operating results, can constitute a significant percentage of each officer's total compensation, and conversely, when operating results decline, so do officers' bonuses.

  For the last three years, because of competitive conditions and the declining performance of the Company, base salaries have remained relatively unchanged and bonus awards have dropped substantially from year to year.

  The long term component of officers' compensation is the award of stock options, which are designed to establish an effective link between the Company's long term performance and the officer's long term compensation. Effective June 1, 1994, the Stock Option Committee of the Compensation Committee approved a grant of options to four of the Executive Officers listed on the Summary Compensation Table, including a grant of 10,000 options to the Chief Executive Officer. On September 28, 1994, the Stock Option Committee of the Compensation Committee approved the cancellation of all outstanding stock options, and in the vast majority of cases, a lesser number (85%) of new options were granted as replacement for the cancelled stock options. The Committee believed that the outstanding options would no longer provide sufficient incentives to, or encourage continued service from key employees who are intricately involved in the restructuring of the Company. Two Executive Officers received an increased number of options as a result of their increased responsibilities. The number of options granted to the Chief Executive Officer was equal to the number that he cancelled. In granting the options during the last fiscal year, the Committee considered the number of options previously granted to each officer but not the number of shares owned by each officer.

  During fiscal year ended January 31, 1995, the base compensation of four of the Executive Officers, including the Chief Executive Officer, in the Summary Compensation Table was reduced. This reduction was effective February 1, 1994. On June 1, 1994, one of the Executive Officers received an increase in his base compensation as a result of additional responsibilities, and one Executive Officer received a salary adjustment. Four of the Executive Officers in the Summary Compensation Table received the first installment of their retention bonus.

  In 1993 Congress adopted legislation that prohibits publicly held companies from deducting certain compensation that exceeds $1,000,000 in any tax year. In view of the Company's compensation levels, it has not modified its incentive plans to comply with this legislation. Should circumstances change, the Committee will consider a modification of Company plans to comply with the legislation where practical.

                                          Phillip G. Samovar, Chair
                                          William W. Pennell

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG HOUSE OF FABRICS, INC.,
                    NYSE MARKET INDEX AND PEER GROUP INDEX*


                              [GRAPH APPEARS HERE]



                                               PEER         NYSE
Measurement Period           HOUSE OF          GROUP        MARKET
(Fiscal Year Covered)        FABRICS, INC.     INDEX        INDEX
- ---------------------        -------------     -------      -------
Measurement Pt-1990          $100              $100         $100
FYE   1991                   $190.46           $152.03      $106.20
FYE   1992                   $261.88           $183.49      $130.06
FYE   1993                   $162.19           $113.97      $138.63
FYE   1994                   $ 86.30           $ 84.54      $162.81
FYE   1995                   $ 11.16           $ 74.46      $155.30

- --------
  * The Peer Group Index is a self-constructed group consisting of House of Fabrics, Inc., Fabri-Centers of America, Inc. and Hancock Fabrics, Inc.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche to serve as the Company's independent auditors for the fiscal year ending January 31, 1996, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting of Stockholders. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditors for the fiscal year ending January 31, 1996. Deloitte & Touche was first appointed independent auditors for the Company in 1962 and has conducted the examination of the Company's financial statements for the past 33 years.

  Services rendered by Deloitte & Touche during the last fiscal year consisted of the examination of the financial statements for the year ended January 31, 1995, review of the Company's annual report, registration statements on Form S-8, proxy soliciting materials and periodic filings with the Securities and Exchange Commission, audit of the Company's Profit Sharing Plans and consultations with senior management and the Audit Committee regarding various accounting and financial matters.

  Representatives of Deloitte & Touche are expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1996.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's common stock file initial reports of ownership of common stock and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange.

  Executive officers, directors, and stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such copies and other records available to the Company, the Company believes that all of its officers, directors and persons who own more than ten percent of the Company's common stock have complied with all filing requirements except for one former officer, who failed to file a Form 4 in a timely manner. When the oversight was brought to her attention, a Form 4 was immediately filed.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the Company's executive offices at 13400 Riverside Drive, Sherman Oaks, California 91423-2598 no later than January 17, 1996.

                                 OTHER MATTERS

  The management does not know of any other matters to be acted upon at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, the proxies solicited hereby will be voted by the holders thereof in accordance with their discretion.

                                          By Order of the Board of Directors

                                          MARVIN S. MALTZMAN
                                          Secretary

Sherman Oaks, California
May 16, 1995

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                            HOUSE OF FABRICS, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Gary L. Larkins and Philip
G. Samovar, or any one of them, (With full power to act alone), with full power of substitution, to vote all of the common stock of House of Fabrics, Inc. which the undersigned has the full power to vote at the Annual Meeting of Stockholders of House of Fabrics, Inc. to be held at Sportmens' Lodge, Starlight Room, 12833 Ventura Blvd., Studio City, California on June 28, 1995 at 10:30 a.m., local time, and at any adjournments.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

             HOUSE OF FABRICS, INC. (TO BE SIGNED ON REVERSE SIDE)

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[X]  PLEASE MARK YOU                   _                                     ---
     VOTES AS IN THIS
     EXAMPLE.
                                             FOR             WITHHELD
1.  Election of Directors.                   [_]                [_]

    NOMINEES: Marvin S. Maltzman
              Barney Sofro

FOR EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES.


- -----------------------------------------------------

                                                    FOR      AGAINST     ABSTAIN
2.  Appointment of Deloitte & Touche as the
    Company's independent Auditors.                 [_]        [_]         [_]

3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

I hereby revoke all proxies previously given by me to vote at said meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.


SIGNATURE(S)__________________________________________ DATE_____________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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